Exhibit 10.24

Awaysis Rental Agreement

This Short-Term Rental Agreement (hereinafter: the “Agreement”) is entered into and made effective as of the signing date by and between the Property Owner/Operator (“Operator”) and the Guest (together - the “Parties”). Terms not specified in this Agreement shall be in accordance with the House rules or the Reservation policies which are provided separately by the Operator.

The parties agree as follows:

Accommodation Terms

1.	The Guest agrees to abide by all rules and regulations set forth by local laws.

2.	The Guest shall behave in a respectful manner and shall be good neighbors respecting the rights of the surrounding property owners. Creating a disturbance of the above nature shall be grounds for immediate termination of this agreement.

3.	The Guest commits not to use the property for any illegal or commercial purpose, including but not limited to sub-lease the property or otherwise allowing anyone or more people to stay above the maximum permitted or if not previously agreed with the Operator.

4.	The Guest is responsible for any breakage or damage costs (or related costs) in or to the property - along with any extra costs that may result - which are caused by the Guest or any members of the Guest’s party.

5.	The Operator can refuse to allow the Guest into the property or ask the Guest to leave if they reasonably believe the Guest or any member of the Guest’s party (or any other person invited by the Guest to the property) are behaving illegally or that any damage is likely to be caused, has been caused or is being caused as a result of the Guest behavior or any members the Guest has invited to the property and without providing a refund of any payment the Guest has paid for the booking and the Operator will not be legally responsible to find any alternative accommodation.

6.	Parking is limited to designated parking areas only.

7.	The Guest must not hold events (such as parties, celebrations or meetings) at the property without the advance written consent of the Operator. Any of these cases will allow the Operator to terminate the Agreement without providing a refund of any payment the Guest has paid for the booking and the Operator will not be legally responsible to find any alternative accommodation.

8.	The Guest must allow the Operator or their representative (including workmen), with reasonable notice, access to the property at any reasonable time during your stay (except in an emergency or if a problem needs sorting out quickly and you cannot be contacted in time. In these situations, the Operator can enter the property at any time without giving you prior notice).

9.	The Guest is obliged not to make any changes in the rented property without prior receipt of agreement from the Operator in writing.

10.	By agreeing to these Terms & Conditions, as acknowledged by signature below, the Guest waives, discharges and agrees to hold harmless Operator from all damages or injuries arising from or related to the Guest stay at Property, including without limitation, any accidents or injury to the Guest, Guest’s visitors and associates, and loss of money, jewelry or valuables of any kind. The Guest is responsible for keeping his valuables safe at all times.

Additional Policies such as Rates and Fees, Check-In/Out Time, Cancellations, Minimum Stay, Smoking, Pets, Maximum Guests allowed, Children and age, Security Deposit etc. will be according to the House rules or the Reservation policies which are provided separately by the Operator.

General

●	Any change and/or in addition to this Agreement, House rules, and Reservation Policy will be valid only if it is carried out in writing and all sides have signed.

●	Any announcement sent to either of each side from the other by registered post in accordance with the precise address written in the introduction of this contract will be considered if received after 96 hours from the time of sending it from the post office.

●	This Agreement (including any House rules or Reservation policy) expresses and reflects all that was agreed between the parties and cancels any agreements and/or other understandings between them.

Hereby undersigned:

The Guest	The Operator

Name:	Name:
Title:	Title: